Exhibit 10.3

THE ALLSTATE CORPORATION
2006 EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
OPTION AWARD AGREEMENT

[Addressee]

In accordance with the terms of The Allstate Corporation 2006 Equity Compensation Plan for Non-Employee Directors (the “Plan”), pursuant to action of the Nominating and Governance Committee of the Board of Directors, The Allstate Corporation hereby grants to you (the “Participant”), subject to the terms and conditions set forth in this Option Award Agreement and the Plan, which is incorporated herein by reference, the right and option (the “Stock Option”) to purchase from the Company the number of shares of its common stock, par value $.01 per share, set forth below:

Number of Shares to which Option Pertains:	__________
Date of Grant:	__________
Option Exercise Price:	$_________, which is the Fair Market Value on the Date of Grant
Vesting:

As to one-third of the total number of said shares (with any resulting fractional share rounded to the nearest whole share), on _______ and ______, and as to the remaining unvested portion, on _______.

Expiration Date:	Close of business on ________
Exercise Period:	Date of Vesting through Expiration Date

THIS OPTION IS SUBJECT TO FORFEITURE AS PROVIDED IN THIS OPTION AWARD AGREEMENT AND THE PLAN.

1.   Terms and Conditions of Option.   It is understood and agreed that the Award of the Option evidenced by this Option Award Agreement is subject to the terms and conditions as set forth herein. Further terms and conditions applicable to the Award including but not limited to transferability, termination of director status and change of control, are set forth in the Plan and incorporated by reference. To the extent any provision hereof is inconsistent with a provision of the Plan, the provision of the Plan will govern. Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan. By accepting this Award, the Participant hereby acknowledges the receipt of a copy of this Option Award Agreement and a copy of the Prospectus and agrees to be bound by all the terms and provisions hereof and thereto.

2.   Exercise of Option.   To the extent vested, the Option may be exercised in whole or in part from time to time by delivery of written notice of exercise and payment to Stock Option Record Office, The Allstate Corporation, 2775 Sanders Road, Ste F5, Northbrook, Illinois  60062, unless the Company advises the Participant to send the notice and payment to a different address or a designated representative. Such notice and payment must be received not later than the Expiration Date, specifying the number of shares of Stock to be purchased. In the event that the Expiration Date falls on a day that is not a regular business day at the Company’s executive offices in Northbrook, Illinois, such written notice must be delivered no later than the next regular business day following the Expiration Date.

The Option Exercise Price shall be payable:  (a) in cash or its equivalent, (b) by tendering previously acquired Stock (owned for at least six months) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (c) by broker-assisted cashless exercise, (d) by share withholding or (e) by a combination of (a), (b), (c) and/or (d).

3.   Ratification of Actions.   By accepting the Award or other benefit under the Plan, the Participant and each person claiming under or through him shall be conclusively deemed to have indicated the Participant’s acceptance and ratification of, and consent to, any action taken under the Plan or the Award by the Company, the Board or the Nominating and Governance Committee.

4.   Notices.   Any notice hereunder to the Company shall be addressed to its Stock Option Record Office and any notice hereunder to the Participant shall be addressed to him at the address specified on this Option Award Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.

5.   Governing Law and Severability.   To the extent not preempted by Federal law, this Option Award Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions. In the event any provision of the Option Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Option Award Agreement, and this Option Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

Edward M. Liddy
Chairman and Chief Executive Officer
THE ALLSTATE CORPORATION